As filed with the Securities and Exchange Commission on July 10, 1997 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                CAERE CORPORATION
             (Exact name of registrant as specified in its charter)

                  DELAWARE                            94-2250509
         (State of Incorporation)          (I.R.S. Employer Identification No.)

                                100 Cooper Court
                           Los Gatos, California 95030
                    (Address of principal executive offices)


                       1997 Non-Officer Stock Option Plan
                            (Full title of the plans)

                                Robert G. Teresi
                      President and Chief Executive Officer
                                Caere Corporation
                                100 Cooper Court
                           Los Gatos, California 95030
                                 (408) 395-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                               Lee F. Benton, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                           Palo Alto, California 94306
                                 (415) 843-5000

                         CALCULATION OF REGISTRATION FEE


========================== ---------------------- ------------------------- --------------------------
=========================

                               Amount to be           Proposed Maximum          Proposed Maximum
 Title of Securities to         Registered           Offering Price Per     Aggregate Offering Price    Amount of
Registration
      be Registered                                      Share (1)                     (1)                       Fee
========================== ====================== =========================
========================== =========================

Stock Options and Common
Stock (par value $.001)          250,000            $7.4375 - $7.87               $1,918.379.50             $581.33

========================== ====================== =========================
========================== =========================

     (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1). The price per share and aggregate offering price are based upon (i) $7.4375 - $7.87, the exercise price of 150,600 outstanding options to purchase Common Stock pursuant to Registrant's 1997 Non-Officer Stock Option Plan and (ii) $7.4375, the closing price of Registrant's Common Stock on July 9, 1997 as reported on the Nasdaq National Market.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Caere Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's latest annual report on Form-10 K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

         (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law, Caere has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Caere's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify other officers to the fullest extent permitted by law. Under Caere's Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also require Caere to advance litigation expenses incurred by its directors and executive officers in case of stockholder derivative actions or other actions, upon receipt of an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

         In addition, Caere's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to Caere and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of unlawful dividends or any unlawful stock repurchases or redemptions. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions that are in some respects broader than the specific indemnification provisions contained in Delaware law.

         Caere maintains a policy providing directors' and officers' liability insurance, which insures directors and officers of Caere in certain circumstances, with a liability limit of $7,000,000 per claim and in the aggregate. This coverage is on a claims made basis.

                                    EXHIBITS

Exhibit
Number

5                 Opinion of Counsel

23.1              Consent of KPMG Peat Marwick LLP

23.2 Consent of Counsel is contained in Exhibit 5 to this Registration Statement

24                Power of Attorney is contained on the signature page II-1

99.1              1997 Non-Officer Stock Option Plan

99.2 Form of Nonstatutory Stock Option Agreement used in connection with the 1997 Non-Officer Stock Option Plan


                                  UNDERTAKINGS

         1.       The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i)  To  include  any  prospectus  required  by
Section  10(a)(3)  of  the Securities Act;

                           (ii)     To  reflect  in the  prospectus  any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii)    To include any material  information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned  registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Los Gatos, State of California, on July 10, 1997.


                                       CAERE CORPORATION



                                       By:/s/ Blanche M. Sutter
                                       Blanche M. Sutter
                                       Executive Vice President, Chief
                                       Financial Officer and Secretary



                               POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Teresi and Blanche M. Sutter, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                             Title                                       Date



      /s/Robert G. Teresi                             President, Chief Executive Officer and      July 10, 1997
         Robert G. Teresi                             Chairman of the Board of Directors
                                                      (Principal Executive Officer)


      /s/Blanche M. Sutter                            Executive Vice President, Chief             July 10, 1997
         Blanche M. Sutter                            Financial Officer and Secretary
                                                      (Principal Financial and Accounting
                                                      Officer)


      /s/James K. Dutton                              Director                                    July 10, 1997
         James K. Dutton




      /s/Robert J. Frankenberg                        Director                                    July 10, 1997
         Robert J. Frankenberg




      /s/Frederick W. Zuckerman                       Director                                    July 10, 1997
         Frederick W. Zuckerman


                                  EXHIBIT INDEX


Exhibit
Number                              Description

 5                Opinion of Counsel
23.1              Consent of KPMG Peat Marwick LLP
23.2              Consent of Counsel is contained in Exhibit 5 to this
                  Registration Statement
24                Power of Attorney is contained on the signature page II-1
99.1              1997 Non-Officer Stock Option Plan
99.2              Form of Nonstatutory Stock Option Agreement used in connection with the 1997 Non-Officer Stock Option Plan

                                    EXHIBIT 5




July 10, 1997


Caere Corporation
100 Cooper Court
Los Gatos, CA  95030


Ladies and Gentlemen:

I am General Counsel of Caere Corporation (the "Company") and am rendering this opinion with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S 8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering and sale of up to 250,000 shares of the Company's Common Stock, $.001 par value, (the "Shares") pursuant to its 1997 Non-Officer Stock Option Plan (the "Plan").

In connection with this opinion, I have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as in my judgment are necessary as a basis for this opinion.

On the basis of the foregoing, and in reliance thereon, I am of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

I consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,





By:      /s/Mark D. McLaughlin
         Mark D. McLaughlin
         General Counsel

                                  EXHIBIT 23.1

                        Consent of Independent Auditors

The Board of Directors and Stockholders
Caere Corporation:


We consent to incorporation herein by reference of our reports dated January 28, 1997, relating to the consolidated balance sheets of Caere Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule, which reports appear, or are incorporated by reference, in the December 31, 1996, annual report on Form 10-K of Caere Corporation.

/s/ KPMG Peat Marwick LLP

San Jose, California
July 10, 1997

                                  EXHIBIT 99.1

                                CAERE CORPORATION

                       1997 NON-OFFICER STOCK OPTION PLAN

                       Adopted by the Board on May 5, 1997


1.       PURPOSES.

         The purpose of the Plan is to provide a means by which selected Employees of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of Nonstatutory Stock Options, as defined below.

         (a) The Company, by means of the Plan, seeks to retain the services of persons (other than Directors and Employees serving as Officers of the Company or its Affiliates) who are now Employees of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

         (b) The Company intends that the options issued under the Plan not be incentive stock options as that term is used in Section 422 of the code.

2.       DEFINITIONS.

         (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

         (b)      "Board" means the Board of Directors of the Company.

         (c)      "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

         (e)      "Company" means Caere Corporation, a Delaware corporation.

         (f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include those persons who render services as a Director.

         (g) "Continuous Status as an Employee or Consultant" means that the service of an individual to the Company, whether as an Employee or Consultant, is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or
(ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

         (h)      "Director" means a member of the Board.

         (i) "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code.

         (j) "Employee" means any person employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (l) "Fair Market Value" means, as of any date, the value of the common stock of the Company, determined as follows:

                  (i) If the common stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Company's common stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

                  (ii) In the absence of such markets for the common stock, the Fair Market Value shall be determined in good faith by the Board.

         (m) "Nonstatutory Stock Option" means an Option not intended to qualify as an incentive stock option pursuant to Section 422 of the Code and the regulations promulgated thereunder.

         (n) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (o)      "Option" means a stock option granted pursuant to the Plan.

         (p) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

         (q) "Optionee" means an Employee or Consultant who holds an outstanding Option.

         (r)      "Plan" means this 1997 Non-Officer Equity Incentive Plan.


3.       ADMINISTRATION.

         (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (i) To determine from time to time which of the persons eligible under the Plan shall be granted options; when and how each option shall be granted; the provisions of each option granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an option; and the number of shares with respect to which an option shall be granted to each such person.

                  (ii) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (iii) To amend the Plan or an option as provided in Section
11.

                  (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

         (c) The Board may delegate administration of the Plan to a committee composed of one or more members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The
Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the number of shares of stock that may be issued pursuant to options shall not exceed in the aggregate two hundred fifty thousand (250,000) shares of the Company's common stock. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.       ELIGIBILITY.

         Options may be granted only to Employees or Consultants who are not (i) Officers, (ii) Directors, or (iii) then subject to Section 16 of the Exchange Act.

6.       OPTION PROVISIONS.

         Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

         (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

         (b) Price. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

         (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment arrangement, (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), except that payment of the common stock's "par value" (as defined in the Delaware General Corporation Law) shall not be made by deferred payment or other arrangement, or (C) in any other form of legal consideration that may be acceptable to the Board.

         In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

         (d) Transferability. An Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person, unless otherwise specified in the Option Agreement, in which case the option may be transferred upon such terms and conditions as are set forth in the Option
Agreement, as the Board or Committee shall determine in its discretion, including (without limitation) pursuant to a "domestic relations order" within the meaning of such rules, regulations or interpretations of the Exchange Act. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

         (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

         (f) Termination of Employment or Consulting Relationship. In the event an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionee's Continuous Status as an Employee or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee or Consultant (other than upon the Optionee's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or
(ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Status as an Employee or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

         (g)  Disability  of  Optionee.  In the event an  Optionee's  Continuous
Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) one (1) year following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (h) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option Agreement after the termination of, the Optionee's Continuous Status as an Employee or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option as of the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or
(ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (i) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

7.       COVENANTS OF THE COMPANY.

         (a) During the terms of the options, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Option; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

8.       USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to options shall constitute general funds of the Company.

9.       MISCELLANEOUS.

         (a) The Board shall have the power to accelerate the time at which an option may first be exercised or the time during which an option or any part thereof will vest pursuant to subsection 6(e), notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

         (b) Neither an Employee or Consultant, nor any person to whom an option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

         (c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Consultant or other holder of options any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause, or to terminate the relationship of any Consultant in accordance with the terms of that Consultant's agreement with the Company or Affiliate to which such Consultant is providing services.

         (d) Securities Law Compliance. The Company may require any person to whom an option is granted, or any person to whom an option is transferred pursuant to subsection 6(d), as a condition of exercising or acquiring stock under any Option, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act, or
(ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require the holder of the Option to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting an option to such person or permitting the holder of the Option to exercise the Option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

         (e) Withholding. To the extent provided by the terms of an option Agreement, the person to whom an option is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

10.      ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and the maximum number of shares subject to the Plan pursuant to subsection 4(a), and the outstanding options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding options. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")


     (b) In the event of a Change in Control, (1) any surviving or acquiring corporation shall assume Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (2) in the event any surviving or acquiring corporation refuses to assume such Options or to substitute similar Options for those outstanding under the Plan, (i) with respect to Options held by persons then performing services as Employees or Consultants, the vesting of such Options and the time during which such Options may be exercised shall be accelerated prior to such event and the Options terminated if not exercised after such acceleration and at or prior to such event, and (ii) with respect to any other Options outstanding under the Plan, such Options shall be terminated if not exercised prior to such event.

         (c) For purposes of this Plan, "Change in Control" means: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation, (3) a reverse merger in which the Company is the surviving corporation but Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

11.      AMENDMENT OF THE PLAN AND OPTIONS.

         (a)   The Board at any time, and from time to time, may amend the Plan.

         (b) The Board, in its sole discretion, may submit the Plan and/or any amendment to the Plan for stockholder approval.

         (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide those eligible with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder.

         (d) Rights and obligations under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and
(ii) such person consents in writing.

         (e) The Board at any time, and from time to time, may amend the terms of any one or more Option; provided, however, that the rights and obligations under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and
(ii) such person consents in writing.

12.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time all of the shares reserved for issuance under the Plan have been issued. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the person to whom the Option was granted.

13.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective on May 5, 1997.

                                  EXHIBIT 99.2

                            NONSTATUTORY STOCK OPTION


______________________________, Optionee:

         Caere Corporation (the "Company"), pursuant to its 1997 Non-Officer Stock Option Plan (the "Plan"), has granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is NOT intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees (including officers), directors or consultants. Defined terms not explicitly defined in this agreement but defined in the Plan shall have the same definitions as in the Plan.

         The details of your option are as follows:

         1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is ____________________ (______).

         2. VESTING. Subject to the limitations contained herein, twenty-five percent (25%) of the shares will vest (become exercisable) on each anniversary of the date of grant, beginning on ____________, 19__ , until either (i) you cease to provide services to the Company for any reason, or (ii) this option becomes fully vested.

         3. EXERCISE PRICE AND METHOD OF PAYMENT.

                  (a) Exercise Price. The exercise price of this option is _________________ ($____) per share, being not less than eighty-five percent (85%) of the fair market value of the Common Stock on the date of grant of this option.

                  (b) Method of Payment. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

                           (i)      Payment of the exercise price per share in
cash (including check) at the time of exercise;

                           (ii)     Payment  pursuant  to a program  developed
under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                           (iii)    Provided that at the time of exercise the
Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

                           (iv)     Payment by a combination of the methods of
payment  permitted by  subparagraph  3(b)(i)  through 3(b)(iii) above.

         4. WHOLE SHARES.  This option may only be exercised for whole shares.

         5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

         6. TERM. The term of this option commences on ____________, 19__, the date of grant, and expires on _________________ (the "Expiration Date"), which date shall be no more than ten (10) years from date this option is granted, unless this option expires sooner as set forth below or in the Plan. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date as follows: three (3) months after the termination of your Continuous Status as an Employee or Consultant with the Company or an Affiliate of the Company unless one of the following circumstances exists:

                  (a) Your termination of Continuous Status as an Employee or Consultant is due to your disability. This option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination of Continuous Status as an Employee or Consultant.

                  (b) Your termination of Continuous Status as an Employee or Consultant is due to your death or your death occurs within three (3) months following your termination of Continuous Status as an Employee or Consultant for any other reason. This option will then expire on the earlier of the Expiration Date set forth above or eighteen (18) months after your death.

                  (c) If during any part of such three (3)-month period you may not exercise your option solely because of the condition set forth in paragraph 5 above, then your option will not expire until the earlier of the Expiration Date set forth above or until this option shall have been exercisable for an aggregate period of three (3) months after your termination of Continuous Status as an Employee or Consultant.

                  (d) If your exercise of the option within three (3) months after termination of your Continuous Status as an Employee or Consultant with the Company or with an Affiliate of the Company would result in liability under
Section 16(b) of the Securities Exchange Act of 1934, then your option will expire on the earlier of (i) the Expiration Date set forth above, (ii) the tenth
(10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your Continuous Status as an Employee or Consultant with the Company or an Affiliate of the Company.

         However, this option may be exercised following termination of Continuous Status as an Employee or Consultant only as to that number of shares as to which it was exercisable as of the date of termination of Continuous Status as an Employee or Consultant under the provisions of paragraph 2 of this option.

         7.       EXERCISE.

                  (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subsection 9(d) of the Plan.

                  (b) By exercising this option you agree that, as a precondition to the completion of any exercise, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise. You also agree that the exercise of this option has not been completed and that the Company is under no obligation to issue any shares of Common Stock to you until such an arrangement is established or the Company's tax withholding obligations are satisfied, as determined by the Company.

         8. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

         9. OPTION NOT A SERVICE CONTRACT. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in this option shall obligate the Company or any Affiliate of the Company, or their respective shareholders, Board of Directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company or Affiliate of the Company.

         10. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

         11. GOVERNING PLAN DOCUMENT. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions (including defined terms not defined in this option agreement) are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

         Dated the ____ day of __________________, 19__.


                                            Very truly yours,
                                            CAERE CORPORATION



                                            By:
                            Duly authorized on behalf
                            of the Board of Directors

ATTACHMENTS:

         1997 Non-Officer Stock Option Plan
         Notice of Exercise

The undersigned:

         (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

         (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:


         NONE   ____________________________
                           (Initial)

         OTHER  ____________________________
                ____________________________
                ____________________________





                                     ____________________________________
                                     OPTIONEE

                                     Address:  __________________________
                                               __________________________

                               NOTICE OF EXERCISE

Caere Corporation
100 Cooper Court
Los Gatos, CA 95030

                                          Date of Exercise:  __________________

Ladies and Gentlemen:

         This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

         Type of option:                  Nonstatutory

         Stock option dated:              _______________________

         Number of shares as to which
         option is exercised:             _______________________

         Certificates to be
         issued in name of:               _______________________

         Total exercise price:           $_______________________

         Cash payment delivered
         herewith:                       $_______________________

         Value of ______ shares of
         common stock delivered
         herewith:1                      $_______________________

         By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Company's 1997 Non-Officer Stock Option Plan and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

                                   Very truly yours,

                                   _______________________________




--------
     1 Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.